Exhibit 99.1

1847 Announces Sale of ICU Eyewear; Eliminating $4.2 Million of Debt From the Balance Sheet

NEW YORK, NY / ACCESSWIRE / August 8, 2024 / 1847 Holdings LLC (“1847” or the “Company”) (NYSE American: EFSH), a holding company specializing in identifying over-looked, deep value investment opportunities in middle market businesses, today announced that it has been working with its senior secured lender to sell all or substantially all of the assets of its ICU Eyewear business. On August 5, 2024, the Company received notice from its senior secured lender that a private sale of the assets (constituting the collateral under the lender’s loan) occurred on such date pursuant to a bill of sale. As a result of the lender’s private sale of all or substantially all of the assets of the ICU Eyewear business, approximately $4.2 million of debt will be removed from the Company’s balance sheet.

Mr. Ellery W. Roberts, CEO of 1847 Holdings, commented, “Our support of the lender in its sale of ICU Eyewear was a strategic decision that will eliminate $4.2 million of debt from our balance sheet, significantly strengthening our financial position. Following the acquisition, we were able to clean up the books, strengthen the infrastructure, and enhance the value of assets before working with our senior lender to strategically sell them, underscoring our proven private equity model. This transaction not only showcases our commitment to maintaining a robust financial foundation but also reflects our long-term strategy of maximizing shareholder value.”

“Furthermore, this divestiture will enable us to focus more on our core operations and high-potential segments within our portfolio, driving sustainable growth and profitability. As we continue to navigate the evolving market landscape, this transaction exemplifies our proactive approach to enhancing our overall business performance. We remain committed to leveraging our strengths and exploring opportunities that will contribute to the long-term success and stability of our Company,” concluded Mr. Roberts.

About 1847 Holdings LLC

1847 Holdings LLC (NYSE American: EFSH), a publicly traded diversified acquisition holding company, was founded by Ellery W. Roberts, a former partner of Parallel Investment Partners, Saunders Karp & Megrue, and Principal of Lazard Freres Strategic Realty Investors. 1847 Holdings’ investment thesis is that capital market inefficiencies have left the founders and/or stakeholders of many small business enterprises or lower-middle market businesses with limited exit options despite the intrinsic value of their business. Given this dynamic, 1847 Holdings can consistently acquire businesses it views as “solid” for reasonable multiples of cash flow and then deploy resources to strengthen the infrastructure and systems of those businesses in order to improve operations. These improvements may lead to a sale or IPO of an operating subsidiary at higher valuations than the purchase price and/or alternatively, an operating subsidiary may be held in perpetuity and contribute to 1847 Holdings’ ability to pay regular and special dividends to shareholders. For more information, visit www.1847holdings.com.

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Forward-Looking Statements

This press release may contain information about 1847 Holdings’ view of its future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include but are not limited to the risks set forth in “Risk Factors” included in our SEC filings.

Contact:

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Tel: +1 (212) 671-1020
Email: EFSH@crescendo-ir.com